Exhibit 99.1

Minority Equality Opportunities Acquisition Inc. Announces Pricing of Upsized $110.0 Million Initial Public Offering

Waxahachie, Texas – August 25, 2021 – Minority Equality Opportunities Acquisition Inc. (the “Company”), a newly organized blank check company incorporated as a Delaware company and led by Chairman and CEO Shawn D. Rochester, today announced the pricing of its initial public offering of 11,000,000 units at an offering price of $10.00 per unit, with each unit consisting of one share of Class A common stock and one redeemable warrant. Each warrant will entitle the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. The units are expected to be listed on the Nasdaq Capital Market (“Nasdaq”) and trade under the ticker symbol “MEOAU” beginning August 26, 2021. Once the securities comprising the units begin separate trading, the shares of Class A common stock and the warrants are expected to be traded on Nasdaq under the symbols “MEOA” and “MEOAW,” respectively.

Maxim Group LLC is acting as sole book-running manager for the offering.

The Company has granted the underwriters a 45-day option to purchase up to 1,650,000 additional units at the initial public offering price to cover over-allotments, if any. The offering is expected to close on August 30, 2021, subject to customary closing conditions.

A registration statement relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 25, 2021. The offering is being made only by means of a prospectus. When available, copies of the prospectus related to this offering may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3500, or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Minority Equality Opportunities Acquisition Inc.

Minority Equality Opportunities Acquisition Inc. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, organized under the laws of the Delaware and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination target in any business, industry or geographical location, it intends to focus its search on transactions with companies that are Minority Owned Businesses, such that, immediately following the completion of its initial business combination, the combined company would qualify as a Minority Controlled Business. In general, a “Minority Owned Business” is a business at least 51% of the equity ownership interest in which is owned by one or more minority individuals who are United States citizens or legal resident aliens and both the management and daily business operations of which are exercised by one or more minority individuals (with a minority group member being an individual who is at least 25% Asian-Indian, Asian-Pacific, Black, Hispanic or Native American), and a “Minority Controlled Business” is a business that would qualify for certification as a “minority business enterprise” by the National Minority Supplier Development Council, Inc.

Forward-Looking Statement Disclaimer

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Andre Showell

Cover Communications

media@covercomm.com

T: 202.669.3544